UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2015

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1720 North First Street San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events

On November 5  the California Water Service Company, the Registrant’s California regulated utility subsidiary (“Company”),  received a letter from a lawyer for  the City of Visalia stating that the City had decided to appraise the Visalia District Water System as an initial step that could lead to an offer to purchase that system by the City of Visalia.  The letter also stated that the City had not made a decision to seek to acquire the Visalia District Water System.

The Company’s Visalia District Water System is not for sale and the Company will strongly oppose any eminent domain action by the City of Visalia.

The Company’s total utility plant assets associated with the Visalia District Water system was 7% or $117 million of Company total utility plant assets of $1.7 billion as of September 30, 2015.  The number of connections associated with the Visalia District Water system was 42,400 of Company’s 506,100 connections.  The recorded balance of total utility plant assets on the Company’s balance sheet does not reflect the current fair market value of the company’s water system assets since it reflects historical acquisition and construction costs less accumulated depreciation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: November 12, 2015	By:	/s/Thomas F. Smegal

	Name:	Thomas F. Smegal

	Title:	Vice President, Chief Financial Officer & Treasurer